UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		March 13, 2012

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 449-9600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2012, the Compensation Committee of the Board of Directors of Hamilton Beach Brands, Inc., which is referred to as HBB, a wholly-owned subsidiary of NACCO Industries, Inc., referred to as NACCO, approved the adoption of the Hamilton Beach Brands, Inc. 2012 Annual Incentive Compensation Plan, which is referred to as the HBB Annual Plan, for the benefit of key management employees and established the 2012 performance objectives and targets for the HBB Annual Plan.

Also on March 13, 2012, the Compensation Committee of the Board of Directors of The North American Coal Corporation, which is referred to as NA Coal, also a wholly-owned subsidiary of NACCO, established the 2012 performance objectives and targets for The North American Coal Corporation Annual Incentive Compensation Plan (Effective January 1, 2010), which is referred to as the NA Coal Annual Plan.

The annual incentive plans provide that each participant is eligible to earn a target incentive award during the award term of January 1, 2012 through December 31, 2012. Final payouts for each individual under the plans are based on the participant's target award measured against established performance criteria and performance by the participant against individual goals for the January 1, 2012 through December 31, 2012 performance period. The applicable Compensation Committee, in its discretion, may also increase or decrease awards under its respective company's plan and may approve the payment of awards where performance would otherwise not meet the minimum criteria set for payment of awards, subject to any applicable restrictions under Section 162(m) of the Internal Revenue Code.

Payouts under the plans generally range from 0% to 150% of the participant's target award amount.

For 2012, the performance criteria under the annual incentive plans are as follows:

Name of Plan	Performance Criteria
HBB Annual Incentive Plan	HBB's adjusted consolidated return on total capital employed (referred to as ROTCE) (15%), net income (30%), operating profit percent (25%) and net sales (30%)
NA Coal Annual Incentive Plan	NA Coal's adjusted consolidated ROTCE (100%)

Final payouts under the plans will be determined by the respective Compensation Committees following December 31, 2012. Final payouts will be paid in cash, less applicable withholdings, to participants during the period from January 1, 2013 to March 15, 2013.

The HBB Annual Plan is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to the full text of the HBB Annual Plan, which is attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	The Hamilton Beach Brands, Inc. 2012 Annual Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 15, 2012		NACCO INDUSTRIES, INC.

		By:	/s/ Charles A. Bittenbender
Name: Charles A. Bittenbender
Title: Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	The Hamilton Beach Brands, Inc. 2012 Annual Incentive Compensation Plan